UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2025

Schrödinger, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-39206	95-4284541
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1540 Broadway, 24th Floor New York, NY	10036
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 295-5800

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	SDGR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On May 19, 2025, Schrödinger, Inc. (the “Company”) restructured its operations to reduce its workforce and implemented focused cost reductions across the Company to improve the Company’s cash burn rate and enhance its operational efficiency. The reduction in workforce will decrease overall headcount by approximately 60 employees, which represents approximately 7% of full-time employees as of May 19, 2025.

The Company estimates that it will incur approximately $3 million in charges in connection with the restructuring, consisting of severance payments, employee benefits, and related costs, substantially all of which the Company expects to incur in the fiscal year ending December 31, 2025.

The reduction in workforce and cost reductions being implemented are expected to reduce operating expenses by approximately $30 million on an annualized basis. Approximately half of the estimated cost savings are expected to be a result of the reduction in overall headcount.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995 including, but not limited to those regarding the Company’s ability to realize potential benefits and estimated savings from the restructuring and other cost reductions, and the Company’s estimates of the amount and timing of the charges that it expects to incur in connection with the restructuring. Statements including words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and statements in the future tense are forward-looking statements. These forward-looking statements reflect the Company’s current views about its plans, intentions, expectations, strategies and prospects, which are based on the information currently available to the Company and on assumptions the Company has made. Actual results may differ materially from those described in these forward-looking statements and are subject to a variety of assumptions, uncertainties, risks and important factors that are beyond the Company’s control, including the Company’s ability to retain and hire key personnel and uncertainty as to whether the reduction in force will result in the anticipated savings and be completed when anticipated, as well as the other risks and uncertainties under the caption “Risk Factors” and elsewhere in the Company’s filings and reports with the Securities and Exchange Commission, including the Company’s most recent Quarterly Report on Form 10-Q and in future filings and reports. Any forward-looking statements contained in this Current Report on Form 8-K speak only as of the date hereof. Except as required by law, the Company undertakes no duty or obligation to update any forward-looking statements contained herein as a result of new information, future events, changes in expectations or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Schrödinger, Inc.

Date: May 19, 2025	By:	/s/ Yvonne Tran
Yvonne Tran
Chief Legal Officer and Corporate Secretary